EXHIBIT 99.1

BPO MANAGEMENT SERVICES RAISES ADDITIONAL GROWTH CAPITAL

Anaheim, Calif., April 25, 2008 - BPO Management Services, Inc., (OTCBB: BPOM) “BPOMS”, a full-service business process outsourcing company focused on serving middle-market enterprises, today announced that it raised $5.6 million in additional financing from the exercise of 583,333 Series J Warrants to Purchase Shares of BPOMS’ Series D-2 Convertible Preferred Stock, which also resulted in the vesting of the exercising holders’ attached Series C Warrants to Purchase Shares of BPOMS’ Common Stock (the “Series C Warrants”) and Series D Warrants to Purchase Shares of BPOMS’ Common Stock (the “Series D Warrants”) at discounted exercise prices.

BPOMS Chief Executive Officer Patrick Dolan said, "This investment will significantly expand our working capital, allowing us to continue to aggressively grow our business operations and pursue strategic acquisitions.  We are pleased to have raised these funds, especially in light of the current tight market for financing, which underscores the commitment and confidence of our institutional investors.”

Through amendments to the Series J Warrants issued to the seven institutional investors who purchased shares of its Series D Convertible Preferred Stock on June 13, 2007, BPOMS voluntarily reduced the per-share warrant exercise price payable upon exercise by any such investor of its Series J Warrant from $14.40 to $9.60, effective only for exercises during the period between March 24, 2008 and April 25, 2008 (the “Reduced Warrant Price Period”).  Further, in conjunction with this program, BPOMS also amended each of its Series C Warrants and Series D Warrants, all of which were also issued in connection with the purchase of its Series D Convertible Preferred Stock on June 13, 2007 to these seven institutional investors, to provide that, in the event that such institutional investor exercised any portion of its Series J Warrant during the Reduced Warrant Price Period, the per-share warrant exercise price payable upon exercise of its Series C Warrant would be reduced from $1.35 to $0.01 and the per-share warrant exercise price payable upon exercise of its Series D Warrant would be reduced from $1.87 to $0.01 for the same percentage of such investor’s original Series C Warrants and Series D Warrants as the percentage of Series J Warrants exercised by such investor during the Reduced Warrant Price Period. Accordingly, through the end of the Reduced Warrant Price Period, 583,333 Series J Warrants were exercised resulting in the vesting of approximately 4,666,664 penny C Warrants and 9,333,328 penny D warrants.

Details of the Company’s amendments concerning the warrant exercise will be included in its Current Report on Form 8-K to be filed promptly with the Securities and Exchange Commission.

About BPO Management Services, Inc.
BPO Management Services (BPOMS) is a business process outsourcing (BPO) service provider that offers a diversified range of on-demand services, including human resources, information technology, and enterprise content management solutions to support the back-office business functions of middle-market enterprises on an outsourced basis.  BPOMS supports middle-market businesses new to the BPO market, established businesses that already outsource, and businesses seeking to maximize return-on-investment from their in-house workforce.  For more information, please visit www.bpoms.com.

Forward Looking Statements
Certain statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by the use of words such as “anticipate, “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions.  Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of BPO Management Services (the “Company”) to be materially different from those expressed or implied by such forward-looking statements.  The Company’s future operating results are dependent upon many factors, including but not limited to: (i) the Company’s ability to obtain sufficient capital or a strategic business arrangement to fund its current operational or expansion plans; (ii) the Company’s ability to build and maintain the management and human resources and infrastructure necessary to support the anticipated growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under “Search for Company Filings.”

PR/Media Relations Contact:
Richard Stern
Stern & Co.
richstern@sternco.com
Tel: 212-888-0044

Alison Simard
Stern & Co.
arsimard@sternco.com
Tel: 323-650-7117

IR Contact:
Arun Chakraborty
achakrab@sternco.com
212-888-0044

Company Contact:
BPO Management Services, Inc.
Patrick Dolan, Chairman & CEO
patrick.dolan@bpoms.com